Subsidiaries of AlTi Global, Inc. Name of Entity Jurisdiction of Incorporation AlTi Asset Management Holdings 2 Limited England AlTi Asset Management Holdings Limited England AlTi Asset Management Holdings, LLC Delaware AlTi Alternative Holdings Limited England AlTi Capital LLC Delaware AlTi Global Capital, LLC Delaware AlTi Global Holdco, Inc. Delaware AlTi Global Holdings, LLC Delaware AlTi Global Services, UNIPESSOAL LDA Portugal AlTi Global TopCo Limited Isle of Man AlTi Global Wealth Management Holdings Limited England AlTi International Operations Limited England AlTi Strategic Advisory (UK) Limited England AlTi Pradera Holdings Limited England AlTi RE Limited England AlTi RE Public Markets Limited England AlTi Strategic Advisory (US) BD, LLC Delaware AlTi Wealth & Capital Solutions Holdings, LLC Delaware AlTi Wealth Management (France) S.A.S France AlTi Wealth Management (Hong Kong) Limited Hong Kong AlTi Wealth Management (Portugal) - EMPRESA DE INVESTIMENTO, S.A Portugal AlTi Wealth Management (Singapore) Pte. Ltd Singapore AlTi Wealth Management (Switzerland) SA Switzerland

AlTi Wealth Management (UK) Limited England AlTi Wealth Management (US International), Inc. Delaware AlTi Wealth Management Holdings (Switzerland) AG Switzerland AlTi Wealth Management (Switzerland – US) AG Switzerland AlTi Wealth Management Holdings (UK) 2 Limited England AlTi Wealth Management Holdings (UK) Limited England AlTi Wealth Management Holdings (Germany) GmbH Germany AlTi Wealth & Capital Solutions Holdings, LLC Delaware Alvarium CI (US) LLC Delaware Alvarium Fund Managers (UK) Limited England Alvarium Guardian LLP England Alvarium Investment Management (US) Holdings Corp Delaware Alvarium Investment Managers (UK) LLP England Alvarium Investment Managers (US), LLC Delaware Alvarium Osesam SAS (France) France Alvarium Penge Limited England Alvarium RE (US), LLC Delaware Alvarium RE Global Opportunistic I GP Limited Isle of Man Alvarium RE Global Opportunistic I LP Isle of Man

Alvarium Streatham Limited England Alvarium Willow GP Limited Isle of Man Alvarium Willow LP Limited Isle of Man Amalfi B Limited Isle of Man Arkkan Capital Management Limited Hong Kong CF I Feeder GP Limited Cayman CF I Feeder LP Cayman Cresco Capital Advisers LLP England Cresco Capital Group Fund I GP Limited Guernsey East End Advisors, LLC Delaware Hadley Property Group Holdings Limited England Holbein Partners LLP UK HPGL Holdings Limited Hong Kong KF I Feeder GP Limited Cayman KF I Feeder LP Cayman Kuno Investments Limited British Virgin Islands LJ Capital (HPGL) Limited England LJ Capital (IOM) Hadley Limited Isle of Man LJ Capital (IOM) Limited Isle of Man LJ Capital (IOM) T4 Limited Isle of Man LJ Cresco GP Holdings Limited Isle of Man LJ Cresco Holdco Limited Isle of Man

LJ Fusion Feeder GP Limited Isle of Man LJ GP Carry Sarl Luxembourg LJ GP International Limited Isle of Man LJ Luxembourg SA Luxembourg LJ Maple Abbey Limited British Virgin Islands LJ Maple Belgravia Limited British Virgin Islands LJ Maple Chelsea Limited British Virgin Islands LJ Maple Circus Limited British Virgin Islands LJ Maple Duke Limited British Virgin Islands LJ Maple Hamlet Limited British Virgin Islands LJ Maple Hill Limited British Virgin Islands LJ Maple Kensington Limited British Virgin Islands LJ Maple Kew Limited British Virgin Islands LJ Maple Limited Guernsey LJ Maple Nine Elms Limited British Virgin Islands LJ Maple St. Johns Wood Limited British Virgin Islands LJ Maple Tofty Limited British Virgin Islands LJ QG Bow Limited Isle of Man LJ T4 GP Limited British Virgin Islands LJ Trust & Fiduciary Holdings Limited Isle of Man Pointwise Partners Limited England Queensgate Bow Co-Invest Carry GP LLP Scotland

Queensgate Bow Co-Invest Carry LP Scotland Queensgate Bow GP LLP England Queensgate Carry Partner GP Coop SA Luxembourg Queensgate Carry Partner SCS Luxembourg Queensgate Fusion Co-Invest Carry GP LLP Scotland Queensgate Fusion Co-Invest Carry LP Scotland Queensgate Fusion GP LLP England Queensgate Investments I S.a.r.l Luxembourg Queensgate Investments II AIV GP LLP England Queensgate Investments II Carry GP LLP Scotland Queensgate Investments II Carry LP Scotland Queensgate Investments II GP LLP England Queensgate Investments LLP England Queensgate Mayfair Carry GP Ltd Isle of Man Queensgate Mayfair Co-Invest GP Ltd Isle of Man Rompsen Investment Corporation Canada Social Housing Income Advisors Limited England Tiedemann Advisors, LLC Delaware Tiedemann Advisors GP, LLC Delaware Tiedemann International Holdings (UK) 1 Ltd UK Tiedemann International Holdings (UK) 2 Ltd UK

Tiedemann Trust Company Delaware Tiedemann Wealth Management GP, LLC Delaware Tiedemann Wealth Management Holdings, Inc. Delaware Tiedemann Wealth Management Holdings, LLC Delaware TFI Partners, LLC Delaware TIG Advisors, LLC Delaware TIG Opportunity Partners, LLC Delaware TIG Trinity GP, LLC Delaware TIG Trinity Management, LLC Delaware TIG Trinity Management, Inc. Delaware TWMH Investments, Inc. Delaware Urban Spaces Carry LP Guernsey Urban Spaces GP Guernsey VO Feeder GP Cayman VO Feeder LP Cayman Zebedee Capital Partners, LLP UK